AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of May 22, 2000, by and between Fidelity United Kingdom Fund (United Kingdom Fund) and Fidelity Europe Fund (Europe Fund), funds of Fidelity Investment Trust (the trust). The trust is a duly organized business trust under the laws of the Commonwealth of Massachusetts with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Europe Fund and United Kingdom Fund may be referred to herein collectively as the "Funds" or each individually as the "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of United Kingdom Fund to Europe Fund solely in exchange for shares of beneficial interest in Europe Fund (the Europe Fund Shares) and the assumption by Europe Fund of United Kingdom Fund's liabilities; and (b) the constructive distribution of such shares by United Kingdom Fund pro rata to its shareholders in complete liquidation and termination of in exchange for all of United Kingdom Fund's outstanding shares. United Kingdom Fund shall receive shares of Europe Fund having an aggregate net asset value equal to the value of the assets of United Kingdom Fund on the Closing Date (as defined in Section 6), which United Kingdom Fund shall then distribute pro rata to its shareholders. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF UNITED KINGDOM FUND. United Kingdom Fund represents and warrants to and agrees with Europe Fund that:

(a) United Kingdom Fund is a series of Fidelity Investment Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Investment Trust is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of United Kingdom Fund dated December 29, 1999, [and supplement dated January 29, 2000], previously furnished to Europe Fund, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of United Kingdom Fund, threatened against United Kingdom Fund which assert liability on the part of United Kingdom Fund. United Kingdom Fund knows of no facts which might form the basis for the institution of such proceedings;

(e) United Kingdom Fund is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of United Kingdom Fund, of any agreement, indenture, instrument, contract, lease, or other undertaking to which United Kingdom Fund is a party or by which United Kingdom Fund is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which United Kingdom Fund is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of United Kingdom Fund at October 31, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to Europe Fund. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) United Kingdom Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 1999 and those incurred in the ordinary course of United Kingdom Fund's business as an investment company since October 31, 1999;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Investment Trust on Form N-14 relating to the shares of Europe Fund issuable hereunder and the proxy statement of United Kingdom Fund included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to United Kingdom Fund (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to United Kingdom Fund, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of United Kingdom Fund (other than this Agreement) will be terminated without liability to United Kingdom Fund prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by United Kingdom Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) United Kingdom Fund has filed or will file all federal and state tax returns which, to the knowledge of United Kingdom Fund's officers, are required to be filed by United Kingdom Fund and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of United Kingdom Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) United Kingdom Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding shares of United Kingdom Fund are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of United Kingdom Fund will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Europe Fund in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, United Kingdom Fund will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of United Kingdom Fund to be transferred to Europe Fund pursuant to this Agreement. As of the Closing Date, subject only to the delivery of United Kingdom Fund's portfolio securities and any such other assets as contemplated by this Agreement, Europe Fund will acquire United Kingdom Fund's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Europe Fund) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of United Kingdom Fund, and this Agreement constitutes a valid and binding obligation of United Kingdom Fund enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF EUROPE FUND. Europe Fund represents and warrants to and agrees with United Kingdom Fund that:

(a) Europe Fund is a series of Fidelity Investment Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Investment Trust is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Europe Fund, dated December 29, 1999 and supplement dated [March 1, 2000], previously furnished to United Kingdom Fund did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Europe Fund, threatened against Europe Fund which assert liability on the part of Europe Fund. Europe Fund knows of no facts which might form the basis for the institution of such proceedings;

(e) Europe Fund is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Europe Fund, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Europe Fund is a party or by which Europe Fund is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Europe Fund is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Europe Fund at October 31, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to United Kingdom Fund . Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Europe Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 1999 and those incurred in the ordinary course of Europe Fund's business as an investment company since October 31, 1999;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Europe Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Europe Fund has filed or will file all federal and state tax returns which, to the knowledge of Europe Fund's officers, are required to be filed by Europe Fund and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Europe Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Europe Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on October 31, 2000;

(k) As of the Closing Date, the shares of beneficial interest of Europe Fund to be issued to United Kingdom Fund will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Europe Fund, and no shareholder of Europe Fund will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Europe Fund, and this Agreement constitutes a valid and binding obligation of Europe Fund enforceable in accordance with its terms, subject to approval by the shareholders of United Kingdom Fund;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Europe Fund, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Europe Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Europe Fund Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Europe Fund have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of United Kingdom Fund and to the other terms and conditions contained herein, United Kingdom Fund agrees to assign, sell, convey, transfer, and deliver to Europe Fund as of the Closing Date all of the assets of United Kingdom Fund of every kind and nature existing on the Closing Date. Europe Fund agrees in exchange therefor: (i) to assume all of United Kingdom Fund's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to United Kingdom Fund the number of full and fractional shares of Europe Fund having an aggregate net asset value equal to the value of the assets of United Kingdom Fund transferred hereunder, less the value of the liabilities of United Kingdom Fund, determined as provided for under Section 4.

(b) The assets of United Kingdom Fund to be acquired by Europe Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by United Kingdom Fund, and any deferred or prepaid expenses shown as an asset on the books of United Kingdom Fund on the Closing Date. United Kingdom Fund will pay or cause to be paid to Europe Fund any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Europe Fund hereunder, and Europe Fund will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of United Kingdom Fund to be assumed by Europe Fund shall include (except as otherwise provided for herein) all of United Kingdom Fund's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, United Kingdom Fund agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, United Kingdom Fund will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Europe Fund Shares in exchange for such shareholders' shares of beneficial interest in United Kingdom Fund and United Kingdom Fund will be liquidated in accordance with United Kingdom Fund's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Europe Fund's share transfer books in the names of the United Kingdom Fund shareholders and transferring the Europe Fund Shares thereto. Each United Kingdom Fund shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Europe Fund Shares due that shareholder. All outstanding United Kingdom Fund shares, including any represented by certificates, shall simultaneously be canceled on United Kingdom Fund's share transfer records. Europe Fund shall not issue certificates representing the Europe Fund Shares in connection with the Reorganization.

(e) Any reporting responsibility of United Kingdom Fund is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Europe Fund Shares in a name other than that of the registered holder on United Kingdom Fund's books of the United Kingdom Fund shares constructively exchanged for the Europe Fund Shares shall be paid by the person to whom such Europe Fund Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Europe Fund will deliver to United Kingdom Fund the number of Europe Fund Shares having an aggregate net asset value equal to the value of the assets of United Kingdom Fund transferred hereunder less the liabilities of United Kingdom Fund, determined as provided in this Section 4.

(c) The net asset value per share of the Europe Fund Shares to be delivered to United Kingdom Fund, the value of the assets of United Kingdom Fund transferred hereunder, and the value of the liabilities of United Kingdom Fund to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Europe Fund Shares shall be computed in the manner set forth in the then-current Europe Fund Prospectus and Statement of Additional Information, and the value of the assets and liabilities of United Kingdom Fund shall be computed in the manner set forth in the then-current United Kingdom Fund Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR Corp., in accordance with its regular practice as pricing agent for United Kingdom Fund and Europe Fund.

5. FEES; EXPENSES.

(a) United Kingdom Fund shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed the Fund's 2.00% expense cap. Expenses exceeding the Fund's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities). Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Europe Fund will be borne by Europe Fund.

(b) Each of Europe Fund and United Kingdom Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on July 24, 2000, or at some other time, date, and place agreed to by United Kingdom Fund and Europe Fund (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of United Kingdom Fund and the net asset value per share of Europe Fund is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF UNITED KINGDOM FUND.

(a) United Kingdom Fund agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Europe Fund as herein provided, adopting this Agreement, and authorizing the liquidation of United Kingdom Fund.

(b) United Kingdom Fund agrees that as soon as reasonably practicable after distribution of the Europe Fund Shares, United Kingdom Fund shall be terminated as a series of Fidelity Investment Trust pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date United Kingdom Fund shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF EUROPE FUND.

(a) That United Kingdom Fund furnishes to Europe Fund a statement, dated as of the Closing Date, signed by an officer of Fidelity Investment Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of United Kingdom Fund made in this Agreement are true and correct in all material respects and that United Kingdom Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That United Kingdom Fund furnishes Europe Fund with copies of the resolutions, certified by an officer of Fidelity Investment Trust, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of United Kingdom Fund;

(c) That, on or prior to the Closing Date, United Kingdom Fund will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of United Kingdom Fund substantially all of United Kingdom Fund's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That United Kingdom Fund shall deliver to Europe Fund at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on United Kingdom Fund's behalf by its Treasurer or Assistant Treasurer;

(e) That United Kingdom Fund's custodian shall deliver to Europe Fund a certificate identifying the assets of United Kingdom Fund held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Europe Fund; (ii) United Kingdom Fund's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(f) That United Kingdom Fund's transfer agent shall deliver to Europe Fund at the Closing a certificate setting forth the number of shares of United Kingdom Fund outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That United Kingdom Fund calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Europe Fund as herein provided, adopting this Agreement, and authorizing the liquidation and termination of United Kingdom Fund;

(h) That United Kingdom Fund delivers to Europe Fund a certificate of an officer of Fidelity Investment Trust, dated as of the Closing Date, that there has been no material adverse change in United Kingdom Fund's financial position since October 31, 1999, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of United Kingdom Fund shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of United Kingdom Fund or its transfer agent by Europe Fund or its agents shall have revealed otherwise, United Kingdom Fund shall have taken all actions that in the opinion of Europe Fund are necessary to remedy any prior failure on the part of United Kingdom Fund to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF UNITED KINGDOM FUND.

(a) That Europe Fund shall have executed and delivered to United Kingdom Fund an Assumption of Liabilities, certified by an officer of Fidelity Investment Trust, dated as of the Closing Date pursuant to which Europe Fund will assume all of the liabilities of United Kingdom Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Europe Fund furnishes to United Kingdom Fund a statement, dated as of the Closing Date, signed by an officer of Fidelity Investment Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Europe Fund made in this Agreement are true and correct in all material respects, and Europe Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That United Kingdom Fund shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to United Kingdom Fund and Europe Fund, to the effect that the Europe Fund Shares are duly authorized and upon delivery to United Kingdom Fund as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Europe Fund (except as disclosed in Europe Fund's Statement of Additional Information) and no shareholder of Europe Fund has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF EUROPE FUND AND UNITED KINGDOM FUND.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of United Kingdom Fund;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Europe Fund or United Kingdom Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Europe Fund or United Kingdom Fund, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Kirkpatrick & Lockhart LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Europe Fund and United Kingdom Fund, threatened by the Commission; and

(f) That Europe Fund and United Kingdom Fund shall have received an opinion of Kirkpatrick & Lockhart LLP satisfactory to Europe Fund and United Kingdom Fund that for federal income tax purposes:

(i) The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and United Kingdom Fund and Europe Fund will each be parties to the Reorganization under section 368(b) of the Code;

(ii) No gain or loss will be recognized by United Kingdom Fund upon the transfer of all of its assets to Europe Fund in exchange solely for the Europe Fund Shares and the assumption of United Kingdom Fund's liabilities followed by the distribution of those Europe Fund Shares to the shareholders of United Kingdom Fund in liquidation of United Kingdom Fund;

(iii) No gain or loss will be recognized by Europe Fund on the receipt of United Kingdom Fund's assets in exchange solely for the Europe Fund Shares and the assumption of United Kingdom Fund's liabilities;

(iv) The basis of United Kingdom Fund's assets in the hands of Europe Fund will be the same as the basis of such assets in United Kingdom Fund's hands immediately prior to the Reorganization;

(v) Europe Fund's holding period in the assets to be received from United Kingdom Fund will include United Kingdom Fund's holding period in such assets;

(vi) A United Kingdom Fund shareholder will recognize no gain or loss on the exchange of his or her shares of beneficial interest in United Kingdom Fund for the Europe Fund Shares in the Reorganization;

(vii) A United Kingdom Fund shareholder's basis in the Europe Fund Shares to be received by him or her will be the same as his or her basis in the United Kingdom Fund shares exchanged therefor;

(viii) A United Kingdom Fund shareholder's holding period for his or her Europe Fund Shares will include the holding period of United Kingdom Fund shares exchanged, provided that those United Kingdom Fund shares were held as capital assets on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither United Kingdom Fund nor Europe Fund may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF EUROPE FUND AND UNITED KINGDOM FUND.

(a) Europe Fund and United Kingdom Fund each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) United Kingdom Fund covenants that it is not acquiring the Europe Fund Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) United Kingdom Fund covenants that it will assist Europe Fund in obtaining such information as Europe Fund reasonably requests concerning the beneficial ownership of United Kingdom Fund's shares; and

(d) United Kingdom Fund covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law and after the Closing Date, United Kingdom Fund will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Europe Fund and United Kingdom Fund may terminate this Agreement by mutual agreement. In addition, either Europe Fund or United Kingdom Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of United Kingdom Fund or Europe Fund, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Europe Fund or United Kingdom Fund; provided, however, that following the shareholders' meeting called by United Kingdom Fund pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Europe Fund Shares to be paid to United Kingdom Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Declaration of Trust, as restated and amended, is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY INVESTMENT TRUST:
ON BEHALF OF FIDELITY UNITED KINGDOM FUND
/S/Robert C. Pozen
Robert C. Pozen
Senior Vice President

FIDELITY INVESTMENT TRUST:
ON BEHALF OF FIDELITY EUROPE FUND
/S/Robert C. Pozen
Robert C. Pozen
Senior Vice President

FMR hereby agrees to assume the expenses, if any, provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:
FIDELITY MANAGEMENT & RESEARCH AGREEMENT
/S/Robert C. Pozen
Robert C. Pozen
President